UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in its annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 7, 2026, Jaguar Health, Inc. (the “Company”) had a total stockholders’ deficit of approximately $18.7 million as of December 31, 2025, which was not in compliance with Nasdaq Listing Rule 5550(b)(1) which requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. The Company believes that, since December 31, 2025, after taking into account (i) $16.0 million of non-dilutive capital received by the Company pursuant to the terms of the license agreement by and among the Company, Napo Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Napo”), Woodward Specialty LLC (“Woodward”), an affiliate of Future Pak, LLC (“Future Pak”), and Future Pak, dated as of January 12, 2026 (the “License Agreement”), (ii) $3.0 million received by Napo following the termination of the buy-back provision under the License Agreement, (iii) approximately $1.0 million received by Napo from the purchase of existing product inventory by Woodward pursuant to the terms of the manufacturing and supply agreement by and between Napo, Woodward and Future Pak dated January 12, 2026 (the “Supply Agreement”), (iv) $2.0 million to be received by Napo upon satisfaction of the Third Party Replacement MSA Conditions (as defined in the License Agreement), (v) approximately $1.2 million to be received by Napo from the sale of the Mytesi Product pursuant to the Firm Order (as defined in the Supply Agreement), (vi) approximately $0.2 million received by Napo prior to the effective date of the License Agreement from the net sales of Mytesi between January 1, 2026 and January 11, 2026, (vii) approximately $0.2 million from the grant revenue awarded to the Company, and (viii) a gain of approximately $3.4 million of the Company on extinguishment of part of the debts owed to certain affiliates of Chicago Venture Partners, L.P., the Company’s stockholders’ equity as of April 7, 2026 exceeded $2.5 million.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s belief that its stockholders’ equity following consummation of the transactions described exceeded $2.5 million. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: April 9, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President